UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 14, 2014

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 W. 115th Street, Suite 210, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Membership Interest Purchase Agreement

On October 17, 2013, LCP Oregon Holdings, LLC (“LCP Oregon”), which at the time was a wholly-owned subsidiary of Lightfoot Capital Partners, LP and Lightfoot Capital Partners GP LLC (collectively, “Lightfoot”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with the current owner of a petroleum products terminal located in Portland, Oregon (the “Portland Terminal Facility”), to acquire the Portland Terminal Facility for a purchase price of $40 million.  We have entered into a Membership Interest Purchase Agreement on January 14, 2014 to acquire LCP Oregon from Lightfoot, making it a direct wholly-owned subsidiary of the Company, for nominal consideration and reimbursement of approximately $1 million of amounts paid and expenses incurred by Lightfoot in connection with due diligence for the acquisition of the Portland Terminal Facility.  We intend to fund the purchase of the Portland Terminal Facility through proceeds from our simultaneously announced equity offering.

Upon and subject to the closing of the acquisition of the Portland Terminal Facility by LCP Oregon, we intend for LCP Oregon to enter into a fifteen-year triple net operating lease agreement relating to the use of the Portland Terminal Facility, substantially in the form attached as an exhibit to the Membership Interest Purchase Agreement, with Arc Terminals Holdings LLC (“Arc Terminals”), an indirect wholly-owned operating subsidiary of Arc Logistics Partners LP (NYSE: ARCX) (“Arc Logistics”).  Arc Logistics will guaranty the obligations of Arc Terminals under the Lease Agreement.  Further, at such time LCP Oregon will also sell certain ancillary non-real property assets associated with the Portland Terminal Facility to Arc Terminals for a purchase price of $116,000.

The description of the Membership Interest Purchase Agreement set forth in this Item 1.01 is qualified in its entirety by the full Membership Interest Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On January 14, 2014, CorEnergy Infrastructure Trust, Inc. (the “Company”) issued a press release announcing that it intends to commence a public offering of 6,500,000 shares of its common stock.  The offering will be made, subject to market and other conditions, pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3.  BofA Merrill Lynch will act as book running manager for the offering.  The Company plans to use the proceeds from the offering to finance the concurrently announced acquisition of a petroleum products terminal facility in Portland, Oregon.

The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

On January 14, 2014, the Company issued a press release announcing the Portland Transaction.  The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

2.1	Membership Interest Purchase Agreement, dated January 14, 2014, by and among Lightfoot Capital Partners, LP, CorEnergy Infrastructure Trust, Inc. and Arc Terminals Holdings LLC

99.1	Press Release announcing Proposed Offering of Common Stock, dated January 14, 2014

99.2	Press Release announcing Portland Terminal Facility Acquisition, dated January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: January 14, 2014	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated January 14, 2014, by and among Lightfoot Capital Partners, LP, CorEnergy Infrastructure Trust, Inc. and Arc Terminals Holdings LLC

99.1	Press Release announcing Proposed Offering of Common Stock, dated January 14, 2014

99.2	Press Release announcing Portland Terminal Facility Acquisition, dated January 14, 2014